Exhibit 99.1
S1 Corporation Q4 and Full Year 2010 Earnings Call Presentation March 11, 2011 Copyright (c) 2011. S1 Corporation. All rights reserved. 1

This presentation contains forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These statements, including without limitation statements and projections regarding our revenue, expenses, Adjusted EBITDA, revenue backlog, capital expenditures, earnings per share, product development projects, future economic performance or management objectives, are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ materially from those contemplated by the forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All of the forward-looking statements are expressly qualified by the risk factors discussed in the Company's filings with the Securities and Exchange Commission ("SEC"). For a detailed discussion of these risk factors, please review the Company's filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and subsequent filings. Except as required by law, the Company will not update forward-looking statements over the course of future periods. All 2011 financial projections are based on the mid-point of the Company's 2011 financial guidance provided on March 10, 2011. For questions related to this information, please contact Paul Parrish, Chief Financial Officer, at 404-923- 3500 or paul.parrish@S1.com. Forward Looking Statements Copyright (c) 2011. S1 Corporation. All rights reserved. 2

Key Themes Continued increases in sales bookings and revenue backlog Payments and Banking: Large FI segments (excluding Custom Projects) Bookings (trailing six months) Revenue Backlog 60% increase to $62.8M as of 12/31/10 from $39.2M as of 12/31/09 $37.2M net cash from operating activities for 12 months ended 12/31/10 132% increase vs. 2009 Balance Sheet: $61.9M in cash and cash equivalents as of 12/31/10 Added 42 new customers in 2010 Q4 revenue reduced by $5.0 M due to change in scope of Custom Project Introduced 2011 financial guidance Revenue: $225M to $235M Adjusted EBITDA: $22M to $27M Copyright (c) 2011. S1 Corporation. All rights reserved. 3 (CHART) In millions US$

State of the Business - Payments Segment Copyright (c) 2011. S1 Corporation. All rights reserved. 4 Sales Bookings (trailing six months) (CHART) Revenue Revenue Backlog 130% increase to $22.1M as of 12/31/10 from $9.6M as of 12/31/09 In millions US$ (CHART) In millions US$

State of the Business - Payments Segment Copyright (c) 2011. S1 Corporation. All rights reserved. 5 Added 20+ customers in 2010 including A top 20 U.S. headquartered commercial bank holding company (Q4) A top 4 bank in South Africa (Q4) The leading independent global provider of fleet cards (Q4) A top 3 retailer in the UK (Q4) 3 more top 15 retailers in the UK A debit network in the USA 2 of the world's top 10 brands Effect of our sales activity in 2010 6 of the top 10 retailers in the UK are customers All top 4 banks in South Africa are customers Added our first top 20 bank in the USA Added our first debit network customer in the USA 4 of the world's top 10 brands are customers Now have over 100 customers in 17 countries in Africa Increased our presence in merchant acquiring in the USA

State of the Business - Payments Segment Copyright (c) 2011. S1 Corporation. All rights reserved. 6 2011 Projected Financials (CHART) In millions US$ In millions US$ (CHART) (P) = Projected

State of the Business - Large FI Segment Copyright (c) 2011. S1 Corporation. All rights reserved. 7 Sales Bookings (trailing six months - excluding Custom Projects) (CHART) Revenue In millions US$ (CHART) In millions US$ (CHART) In millions US$ with Custom Projects excluding Custom Projects Revenue Backlog (excluding Custom Projects) 38% increase to $40.7M as of 12/31/10 from $29.6M as of 12/31/09

State of the Business - Large FI Segment Copyright (c) 2011. S1 Corporation. All rights reserved. 8 Added 5 new customers in 2010 including A top 20 bank in the world (Q4) A top 15 bank in the USA The largest bank in Singapore A top 20 credit union in the USA A high-profile West Coast bank Significant cross-sells in 2010 include Trade Finance to 2 of the top 3 banks in the USA Corporate Online Banking to one of the top 3 banks in the USA Consumer Online Banking to a top bank in Indonesia 2011 Projected Financials (CHART) (CHART) In millions US$ In millions US$ (P) = Projected

Custom Projects Copyright (c) 2011. S1 Corporation. All rights reserved. 9 International Branch Customer Project changes introduced in Q4 led to change in project scope Amended agreements in February 2011 in effort to reduce likelihood of further project scope increases and accelerate cash flows Contract value stayed the same Reduced the scope of the project Revised billing milestones Granted customer licenses to certain of our software products Expected financial impact Scope increase in Q4 led to $5.0M reduction in Q4 2010 revenue This $5.0M to be recognized over remainder of project (expected primarily in 2011/12) Accelerate cash flows from this customer Portion of project revenue allocated to the obligation related to the products licensed Results in approximately $1.3M Q1 2011 revenue reduction when netted against favorable impact of reduced project scope State Farm Wind-down proceeding according to plan 2011 guidance includes approximately $1.2M in severance costs

State of the Business - Community FI Segment Copyright (c) 2011. S1 Corporation. All rights reserved. 10 New platform roll-out - over 170 instances on one or more: Internet Banking (Retail & Business) / Voice Banking / Mobile Banking More than 250 instances expected to go live in 2011 Added 15 net new customers in 2010 PM Systems continues to execute well against plan Targeting migrating 2/3 of legacy product revenue to new product by end 2011 Additional investment costs still projected to wind-down during 2011 (P) = Projected Revenue (CHART)

State of the Business - Community FI Segment Copyright (c) 2011. S1 Corporation. All rights reserved. 11 2011 Projected Financials (CHART) (CHART) (P) = Projected

Financials Copyright (c) 2011. S1 Corporation. All rights reserved. 12

Financial Summary - Consolidated Revenue Copyright (c) 2011. S1 Corporation. All rights reserved. 13 Software licenses primarily impacted by a greater percentage of Software license fees recognized upon delivery in 2009 Support and maintenance primarily impacted by continued growth of Payments licensing activity Professional services primarily impacted by: A reduction in Custom Project revenue (State Farm and international branch customer) Lower Professional services as certain projects have increased in size, length and complexity Hosting primarily impacted by acquisition of PM Systems In millions Twelve Months Ended December 31, Twelve Months Ended December 31, Total revenue: 2010 2009 Software licenses $ 26.2 $ 35.2 Support and maintenance 63.0 59.6 Professional services 65.2 95.0 Hosting 54.6 49.2 Total revenue $ 209.1 $ 238.9 Certain amounts may not foot since each is rounded independently.

Financial Summary - Segment Revenue Copyright (c) 2011. S1 Corporation. All rights reserved. 14 Segment Revenue primarily impacted by: Payments: Greater percentage of Software license fees recognized upon delivery in 2009 Lower Professional services revenue Banking: Large FI: Lower Professional services primarily for Custom Projects: State Farm down $13.2M International branch customer down $11.6M Greater percentage of Software license fees recognized upon delivery in 2009 Lower Hosting revenue primarily due to customer attrition in late 2009 Banking: Community FI Growth due to acquisition of PM Systems In millions Payments Banking: Large FI Banking: Community FI Total Total revenue: Full Year 2010 $ 54.7 $ 95.9 $ 58.5 $ 209.1 Full Year 2009 56.5 129.2 53.2 238.9 Revenue (decline) growth $ (1.9) $ (33.3) $ 5.3 $ (29.8) % change -3% -26% 10% -12% Certain amounts may not foot since each is rounded independently.

Financial Summary - Consolidated Expenses Copyright (c) 2011. S1 Corporation. All rights reserved. 15 Expenses primarily impacted by: Higher professional services costs incurred in connection with migrating customers in the Banking: Community FI segment Non-recurring professional fees Increase in stock-based compensation Unfavorable impact of changes in foreign exchange rates in our Indian operations Lower variable cash incentives as a result of lower earnings In millions Twelve Months Ended December 31, Twelve Months Ended December 31, 2010 2009 Total Costs $ 213.6 $ 205.3

Financial Summary - Segment Operating Income (Loss) Copyright (c) 2011. S1 Corporation. All rights reserved. 16 Segment operating income (loss) primarily impacted by: Payments: Lower revenue and growth in professional services personnel to accommodate supporting larger customer projects to ensure capacity to meet future project demands Banking: Large FI: Declines in Custom Project revenue and related profit Banking: Community FI: Costs related to migrating customers to new platform partially offset by revenue growth from acquisition of PM Systems In millions Payments Banking: Large FI Banking: Community FI Total Total operating income (loss): Full Year 2010 $ 5.3 $ (3.6) $ (6.2) $ (4.5) Full Year 2009 14.5 19.8 (0.7) 33.6 Chg in operating income (loss) $ (9.2) $ (23.4) $ (5.5) $ (38.1) % change -64% -118% -829% -113% Certain amounts may not foot since each is rounded independently.

Financial Summary- Diluted (Loss) Earnings Per Share Copyright (c) 2011. S1 Corporation. All rights reserved. 17 U.S. NOLs total approximately $235M as of 12/31/10 In millions, except per share data Twelve Months Ended December 31, Twelve Months Ended December 31, 2010 2009 Operating (loss) income $ (4.5) $ 33.6 Interest and other expense, net (1.6) (1.2) Income tax expense (0.2) (2.0) Net (loss) income $ (6.3) $ 30.4 Diluted (loss) earnings per share $ (0.12) $ 0.55 Weighted average common shares outstanding - diluted 52.5 53.3 Certain amounts may not foot since each is rounded independently.

Financial Summary- Cash Flows Copyright (c) 2011. S1 Corporation. All rights reserved. 18 PM Systems acquired in March 2010 for approximately $29.2M in cash Acquired certain assets of Latin America reseller in August 2010 for approximately $1.9M in cash Purchases of PP&E were $2.6M in Q4 2010 and $6.8M YTD 2010 In millions Three Months Ended December 31, Three Months Ended December 31, Twelve Months Ended December 31, Twelve Months Ended December 31, 2010 2009 2010 2009 Net cash provided by (used in) operating activities $ 11.2 $ (3.1) $ 37.2 $ 16.0 Net cash (used in) provided by investing activities (2.6) 1.4 (37.7) (7.7) Net cash provided by (used in) financing activities 0.7 (4.5) (0.4) (12.2) Cash and cash equivalents at end of period 61.9 61.8 61.9 61.8 Certain amounts may not foot since each is rounded independently.

Closing Remarks Copyright (c) 2011. S1 Corporation. All rights reserved. 19

Closing Remarks Copyright (c) 2011. S1 Corporation. All rights reserved. 20 Strong sales bookings Significant increase in revenue backlog Payments segment Banking: Large FI segment Strong cash flows Continue to see very good opportunities in the marketplace Increased visibility and introduced 2011 financial guidance Revenue: $225M to $235M Adjusted EBITDA: $22M to $27M

Thank You Copyright (c) 2011. S1 Corporation. All rights reserved. 21

Appendix Non-GAAP Measures Copyright (c) 2011. S1 Corporation. All rights reserved. 22

This presentation contains an estimate of revenue backlog for our Payments and Banking: Large Financial Institution segments which is defined as an estimate of revenue for software licenses, including term licenses, professional services, and hosting services, in each case as specified in executed contracts that we believe will be recognized in revenue over the next 12 months. The portion of the estimate from our Banking: Large Financial Institution segment does not include revenue associated with the State Farm business or the custom development for an international branch customer ("Custom Projects"). Our estimate of revenue backlog requires substantial judgment of our management, is based on a number of assumptions, which may turn out to be inaccurate or wrong, and is subject to a number of factors and uncertainties, many of which are outside of our control. Such assumptions, factors and uncertainties include, but are not limited to, the following: Revenue for term licenses and hosting services are the annualized amount expected over the next 12 months as of the date presented; Foreign currency exchange rates are assumed to remain constant over the 12 month period for contracts stated in currencies other than the U.S. Dollar; Perpetual licenses and professional services are based on current estimates of project completion over the next 12 months; Our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition or general changes in economic conditions within their industries or geographic locations; We may experience delays in the development or delivery of products or services specified in customer contracts; and Our estimate is based on constant hosting transaction volumes, and changes in hosting transaction volumes may impact the amount of revenue actually recognized in future periods. Non-GAAP Measures Copyright (c) 2011. S1 Corporation. All rights reserved. 23

Estimates of future financial results are inherently unreliable. Accordingly, there can be no assurance that the amounts included in our estimate of revenue backlog will be recognized over the next 12 months, or at all. Additionally, because our estimate of revenue backlog is an operating metric, it is not subject to the same level of internal review or control as a U.S. GAAP financial measure. We believe that presenting this estimate provides supplemental information and an alternative presentation useful to investors understanding trends in our business including the shift we are experiencing toward recognizing more software license revenue using the percentage of completion method. The revenue backlog and sales bookings measures are considered non-GAAP financial measures as defined by SEC Regulation G. Although we believe our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with U.S. GAAP. The use of non-GAAP financial measures is subject to inherent limitations because they involve the exercise of management's judgment. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement U.S. GAAP financial results. Our non-GAAP financial measures may be different from such measures used by other companies. We believe that the presentation of these non-GAAP financial measure provides useful information to investors regarding our results of operations. Non-GAAP Measures and 2011 Financial Projections Copyright (c) 2011. S1 Corporation. All rights reserved. 24